EXHIBIT 8

                   OPINION AND CONSENT OF EDWIN L. KERR, ESQ.


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                                                     November 3, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:      PHOENIX LIFE AND ANNUITY VARIABLE UNIVERSAL LIFE ACCOUNT
         REGISTRATION STATEMENT NO. 33-12989

Dear Sirs:

         As Counsel to the depositor, I am familiar with the flexible premium variable life insurance policies (the "Policies") which are the subject of the above-captioned Registration Statement on Form S-6.

         In connection with this opinion, I have reviewed the Policies, the Registration Statement, the Charter and By-Laws of the Company, relevant proceedings of the Board of Directors, and the provisions of Connecticut insurance law relevant to the issuance of the Policies.

         Based upon this review, I am of the opinion that each of the Policies, when issued, will have been validly issued, and will constitute a legal and binding obligation of Phoenix Life and Annuity Company.

         I further consent to the use of this opinion as an exhibit to the above-captioned Registration Statement and to my being named under "Legal Matters" therein.

                                        Very truly yours,



                                        /s/ Edwin L. Kerr
                                        Edwin L. Kerr, Counsel
                                        Phoenix Home Life
                                        Mutual Insurance Company